Exhibit 99.1

            Secured Digital Applications, Inc. to Acquire
                Majority Ownership in MacAsia Sdn Bhd.

    NEW YORK--(BUSINESS WIRE)--Nov. 30, 2004--Secured Digital Applications, Inc. (OTCBB:SDGL) www.digitalapps.net today announced that it has signed a Letter of Intent to acquire a 51% ownership interest in MacAsia Sdn Bhd (www.macasia.com.my), one of only two Apple Professional Video Resellers in Malaysia.
    The acquisition is expected to close by the end of December 2004. Secured Digital will pay US$650,000 for a 51% equity interest in MacAsia. The purchase will be funded by a combination of internally generated funds and Secured Digital's common stock. The shares to be received by MacAsia's founders will be subject to Rule 144 of the Securities Act of 1933, as amended. Closing of the transaction will be subject to completion of our due diligence and execution of a definitive purchase agreement and such ancillary documents as may be required.
    MacAsia specializes in retailing of video post production hardware based on Apple's Final Cut Pro software and BMD's high quality Decklink I/O cards. In 2003, MacAsia had generated revenue of US$2.0 million. The projected revenue for 2004 is approximately US$3.0 million. Formed in 1999, MacAsia has posted positive net income for each year of its operating history. MacAsia presently has no bank borrowings.
    MacAsia's founders will provide a 12-month profit guarantee commencing from date of completion. Guaranteed profit shall be at least 20% above the profit achieved in 2004 audited accounts.
    Patrick Lim, Chairman and CEO of Secured Digital, commented, "The acquisition of MacAsia will help to strengthen our position in the Apple retail market in Malaysia and multimedia content production. By combining MacAsia's operations with the operations of our recently-acquired Gallant IT Group, we will be able to leverage on the individual strengths of both companies and capture at least 60% of the Apple retail market in Malaysia."

    About Secured Digital Applications:

    Secured Digital Applications, Inc. (formerly known as Digital Broadband Networks, Inc.) and its subsidiaries (the "Group") are involved in the development, integration and provision of secured shipping and supply chain management service, sale of biometrics security systems and development of Web based interactive multimedia content. The Group is also involved in systems integration, servicing of computers, the sale of the EyStar SmartHome Console, broadband modems, IP cameras, Apple computers and peripherals. For more information, please visit www.digitalapps.net, www.eystar.com and www.gallant-it.com.my.

    Safe Harbor Statement:

    Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Secured Digital Applications, Inc. does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors which could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

    L.G. Zangani, LLC provides financial public relations service to the Company. As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.


    CONTACT: Secured Digital Applications, Inc.
             Valerie Looi, 011 (603) 7955 4582
             valerie.looi@digitalapps.net
              or
             L.G. Zangani LLC
             Leonardo Zangani, 908-788-9660
             Carl Moebis, 908-788-9660
             office@zangani.com